CONSULTING AGREEMENT

This consulting agreement is made and entered into by and between, Speedemissions, Inc. (Company) and Black Diamond Advisers, LLC (Consultant) with respect to the following:

DUTIES:

The consultant will provide advice in connection with the development of the Company’s corporate strategy including financing. The consultant shall assist the Company in forming strategic partnerships and initiatives, which will help the company’s growth. The consultant will assist the Company in corporate structure, corporate communications, developing press releases and positioning the Company among investors.

TERM:

The Consultant’s engagement shall begin on January 1, 2004 with an initial term of 6 months.

COMPENSATION:

The Consultant shall be entitled to a 5% cash fee of the capital raised directly through the efforts of the Consultant and 100,000 shares of Speedemissions’ stock with 50,000 shares of Stock registered in the next registration statement and 50, 000 shares of S-8 stock.

EXPENSES:

The Consultant will pay his own daily expenses but the Company will reimburse the Consultant for reasonable travel and business expenses in the performance of his duties.

AGREED and ACCEPTED BY:

Rich Parlontieri, President
Speedemissions, Inc.

Paul Bornstein
Black Diamond Advisers, LLC